UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 25, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of Definitive Material Agreement

On May 25, 2016, DS Healthcare Group, Inc. (the “Company”) delivered a notice to PhotoMedex, Inc. to indicate various breaches and concerns observed by the Board of Directors. The notice detailed the following:

1.

Misrepresentation in public statements to DS Healthcare shareholders that upon the consummation of transaction PhotoMedex shareholders will own approximately 43% of the company and DS Healthcare shareholders will own approximately 57%. It was determined that this statement is false and misleading as PhotoMedex could obtain far more than 43% of DS Healthcare’s common stock under the terms of the acquisition Agreement. When members of the Board of Directors of DS Healthcare notified PhotoMedex regarding this significantly material discrepancy, PhotoMedex refused to update the agreement to correctly reflect the belief of DS Healthcare shareholders and the public statements made by PhotoMedex.

2.

Failure to satisfy the condition precedent in Section 2.12(h) of the Agreement, which requires that Photomedex not be subject to any legal proceedings that could reasonably be expected to have a material adverse effect. However, both Radiancy, Inc. and PhotoMedex, Inc. are defendants in two putative class action lawsuits: Cantley v. Radiancy, Inc. et al., currently pending as Case No. 1:15-cv-01649 in the U.S. District Court for the Eastern District of California; and Mouzon v. Radiancy, Inc., currently pending as Case No. 1:15-cv-01142-CKK in the U.S. District Court for the District of Columbia (collectively, the “Radiancy Class Actions”).  In its SEC form 10-Q dated May 13, 2016 PhotoMedex represented that “the amount of any loss, or range of loss, cannot be reasonably estimated” for either of the Radiancy Class Actions.  Given the admission by PhotoMedex that it cannot quantify its potential liability for these matters, PhotoMedex cannot satisfy the condition set forth in Section 2.12(h). Moreover, PhotoMedex affirmatively represented to the district court in the Cantley lawsuit that it “determined the amount in controversy exceeded five-million dollars pursuant to [PhotoMedex’s] own investigation.”

3.

PhotoMedex breached its obligations under Sections 5.3 (“Further Assurances”) and 5.11(c) (“Access to Information.  Confidentiality”) of the Agreements by providing false information in response to reasonable requests from DS Healthcare.

4.

PhotoMedex failed to timely file a proxy statement as required under Section 5.1(a) of the Agreements.

Upon receiving this notice from DS Healthcare, PhotoMedex terminated the various merger Agreements and filed a complaint in the U.S. District Court for the Southern District of New York seeking a $3 million termination fee and an additional $750,000 reimbursement. DS Healthcare intends to file a counter-claim and will vigorously defend the claims made by Photomedex.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: June 1, 2016	By:	/s/ Daniel Khesin
Daniel Khesin
President